UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A
(Amendment No. 1)

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2018

The Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51018

Delaware	23-3016517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

409 Silverside Road
Wilmington, DE 19809
(Address of principal executive offices, including zip code)

302-385-5000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

[  ]  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note

This amendment No.1 to the current report on Form 8-K/A (the "Amendment No.1 ") amends the current report on Form 8-K filed by The Bancorp, Inc. with the U.S. Securities and Exchange Commission on May 16, 2018 (the "Original Form 8-K"). The sole purpose of this Amendment No. 1 is to include Item 5.02(e) and Item 9.01 to file as Exhibits to the Original Form 8-K The Bancorp, Inc. 2018 Equity Incentive Plan, the First Amendment to The Bancorp, Inc. 2018 Equity Incentive Plan (collectively, the "Plan") and the Form of Restricted Stock Unit Award Agreement. The Original Form 8-K is hereby amended and restated in its entirety.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) At the annual meeting of stockholders of The Bancorp, Inc. ("we," "our" or the "Company") held on May 16, 2018 (the "Annual Meeting"), the Company's stockholders approved the Plan which had previously been adopted by the Company's Board of Directors subject to stockholder approval.  The Plan is summarized on pages 18-24 of the proxy statement for the Annual Meeting filed on April 2, 2018, and the revised proxy statement for the Annual Meeting filed on May 2, 2018.  The descriptions of the Plan are qualified in their entirety by reference to the complete text of the Plan, copies of which are filed as Exhibit 10.1 and 10.2 hereto and are incorporated herein by reference.  Also, attached as Exhibit 10.3 is the Form of Restricted Stock Unit Award Agreement.

Item 5.07. Submission of Matters to a Vote of Security Holders

The final results of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Item No. 1:  All of the Board of Directors' nominees for director were elected to serve until the Company's 2019 Annual Meeting or until their respective successors are elected and qualified, by the votes set forth below.

Nominees	Votes for	Votes against	Abstentions
Daniel G. Cohen	41,935,647	7,025,511	33,123
Damian Kozlowski	48,049,870	907,889	36,522
Walter T. Beach	42,048,287	6,908,579	37,415
Michael J. Bradley	42,480,508	6,476,358	37,415
John C. Chrystal	46,496,887	2,462,294	35,100
Matthew Cohn	42,713,359	6,245,386	35,536
John Eggemeyer	46,439,801	2,520,344	34,136
Hersh Kozlov	39,154,142	9,803,039	37,100
William H. Lamb	41,529,695	7,429,170	35,416
James J. McEntee, III	44,646,119	4,312,268	35,894
Mei-Mei Tuan	47,959,561	999,407	35,313

All of the nominees for director were elected for one year terms. With respect to each nominee, the total number of broker non-votes was 2,670,183.

Item No. 2:  The stockholders approved, on an advisory, non-binding basis, the compensation of the Company's named executive officers, by the votes set forth below.

Votes for	Votes against	Abstentions
25,801,924	23,205,819	13,538

There were 2,643,183 broker non-votes on this proposal.

Item No. 3:  The stockholders approved The Bancorp, Inc. 2018 Equity Incentive Plan, by the votes set forth below.

Votes for	Votes against	Abstentions
47,260,303	1,748,413	12,565

There were 2,643,183 broker non-votes on this proposal.

Item No. 4:  The stockholders approved the selection of Grant Thorton LLP as the Company's independent registered public accounting firm for the 2018 fiscal year, by the votes set forth below.

Votes for	Votes against	Abstentions
51,129,917	487,212	47,335

Item 7.01. Regulation FD Disclosure.

The Company reports the termination of the previously-announced sale of a $36.9 million non-performing loan, which is collateralized by a hotel under construction and a parking lot in Florida. The loan became delinquent in the first quarter of 2018 and the borrower, a development corporation, subsequently declared bankruptcy. Based upon an independent first quarter 2018 appraisal, the loan to value is approximately 80% on an "as-is" basis, with personal guarantees of certain of the borrower's principals.  The Bancorp Bank, the Company's wholly-owned subsidiary, is pursuing collection and the Company currently believes that there will be no loss of principal.

The information in this Current Report is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "trend," "will," "continue," "expect," "intend," "anticipate," "estimate," "believe," "look forward" or other similar words or terms. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. Factors that can affect future results include, but are not limited to, those discussed under the heading "Risk Factors" and "Management's Discussion and Analysis of Financial Condition" in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statement to reflect new or changing information or events after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Item 9.01.  Financial Statements and Exhibits

(d)          Exhibits

10.1          The Bancorp, Inc. 2018 Equity Incentive Plan
10.2          First Amendment to The Bancorp, Inc. 2018 Equity Incentive Plan
10.3          Form of Restricted Stock Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2018	The Bancorp, Inc.

	By:	/s/ Paul Frenkiel
	Name:	Paul Frenkiel
	Title:	Chief Financial Officer and Secretary